Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228614

Pricing Supplement dated December 27, 2018 to the
Prospectus dated December 26, 2018,
Prospectus Supplement dated December 26, 2018 and Product Prospectus Supplement (Equity Linked Index Notes, Series A) dated December 26, 2018

The Bank of Nova Scotia

$600,000

Market Linked Securities – Auto-Callable with Fixed Percentage Buffered Downside, Principal at Risk Securities

Linked to the EURO STOXX 50® Index Due December 31, 2021

The Market Linked Securities – Auto-Callable with Fixed Percentage Buffered Downside, Principal at Risk Securities, Linked to the EURO STOXX 50® Index Due December 31, 2021 (the "Securities") offered hereunder are senior unsecured obligations of The Bank of Nova Scotia (the "Bank") and are subject to investment risks including possible loss of the Principal Amount invested due to the negative performance of the Reference Asset and the credit risk of the Bank. As used in this pricing supplement, the "Bank," "we," "us" or "our" refers to The Bank of Nova Scotia.
The Securities will not be listed on any securities exchange or automated quotation system.
The Securities do not bear interest.  If the Closing Level of the EURO STOXX 50® Index (which we refer to as the “Reference Asset” or “Index”) on any Call Date (including the Final Calculation Day) is greater than or equal to the Starting Level, we will automatically call the Securities for the Principal Amount plus the Call Premium applicable to that Call Date. If the Securities are not automatically called on any Call Date, the amount that you will be paid on your Securities at maturity will be based on the performance of the Reference Asset as measured from the Pricing Date to and including the Final Calculation Day. If the Securities are not automatically called and the Percentage Change of the Reference Asset is below -10.00% (the Ending Level is less than the Starting Level by more than 10.00%), you will lose a portion of your investment in the Securities and may lose up to 90.00% of your investment depending on the performance of the Reference Asset.  Additionally, any positive return on the Securities will be limited to the applicable Call Premium, even if the Closing Level of the Index on the applicable Call Date significantly exceeds the Starting Level. You will not participate in any appreciation of the Index beyond the applicable fixed Call Premium.   In addition, any payment on your Securities is subject to the creditworthiness of The Bank of Nova Scotia.
The Call Dates and the Call Premium applicable to each Call Date are set forth in the table below:
Call Date	Call Premium
January 2, 2020	10.00% of the Principal Amount
January 4, 2021	20.00% of the Principal Amount
December 23, 2021 (which is also the Final Calculation Day)	30.00% of the Principal Amount

If the Securities are not automatically called on any Call Date (including the Final Calculation Day), to determine your payment at maturity, we will first calculate the percentage decrease in the Ending Level (determined on the Final Calculation Day, subject to adjustment) from the Starting Level (which is the Closing Level of the Reference Asset on the Pricing Date), which we refer to as the Percentage Change. If the Securities are not automatically called, the percentage change will reflect a negative return based on the decrease in the level of the Reference Asset over the term of the Securities. If the Securities are not automatically called, at maturity, for each $1,000 Principal Amount of your Securities:
●	if the Ending Level is less than the Starting Level but not by more than 10.00% (the Percentage Change is negative but not below -10.00%), you will receive an amount in cash equal to $1,000; or
●
if the Ending Level is less than the Starting Level by more than 10.00% (the Percentage Change is negative and below -10.00%), you will receive less than $1,000 and have 1-to-1 downside exposure to the portion of such decrease in the Reference Asset that exceeds 10.00%.  In this case, you will receive an amount in cash equal to the sum of: (1) $1,000 plus (2) the product of (i) $1,000 times (ii) the sum of the Percentage Change plus 10.00%.

You could lose up to 90.00% of your investment in the Securities. A percentage decrease of more than 10.00% between the Starting Level and the Ending Level will reduce the payment you will receive at maturity below the Principal Amount of your Securities.
The difference between the estimated value of your Securities and the Original Offering Price reflects costs that the Bank expects to incur and profits that the Bank expects to realize in connection with hedging activities related to the Securities. These costs and profits will likely reduce the secondary market price, if any, at which the Underwriters are willing to purchase the Securities.  The Underwriters may, but are not obligated to, purchase any Securities.  As a result, you may experience an immediate and substantial decline in the market value of your Securities on the Trade Date and you may lose a substantial portion of your initial investment. The Bank's profit in relation to the Securities will vary based on the difference between (i) the amounts received by the Bank in connection with the issuance and the reinvestment return received by the Bank in connection with such amounts and (ii) the costs incurred by the Bank in connection with the issuance of the Securities and the hedging transactions it effects. The Bank's affiliates or the Underwriters’ affiliates may also realize a profit from a hedging transaction with our affiliate and/or an affiliate of Wells Fargo Securities, LLC ("WFS") in connection with your Securities as described under “The Bank’s Estimated Value of the Securities”.
The return on your Securities will relate to the price return of the Reference Asset and will not include a total return or dividend component. The Securities are derivative products based on the performance of the Reference Asset.  The Securities do not constitute a direct investment in any of the shares, units or other securities represented by the Reference Asset. By acquiring Securities, you will not have any direct economic or other interest in, claim or entitlement to, or any legal or beneficial ownership of any such share, unit or security and will not have any rights as a shareholder, unitholder or other security holder of any of the issuers including, without limitation, any voting rights or rights to receive dividends or other distributions.
Neither the United States Securities and Exchange Commission ("SEC"), nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or product prospectus supplement. Any representation to the contrary is a criminal offense.
The Securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Scotia Capital (USA) Inc., our affiliate, has agreed to purchase the Securities from us for distribution to other registered broker dealers including WFS or has offered the Securities directly to investors. Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in Securities after their initial sale. If you are buying Securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, this pricing supplement may be used in a market-making transaction. See "Supplemental Plan of Distribution (Conflicts of Interest)" in this pricing supplement and on page PS-32 of the accompanying product prospectus supplement.
	Per Security	Total
Price to public[1]	100.00%	$600,000.00
Underwriting commissions[2]	2.90%	$17,400.00
Proceeds to The Bank of Nova Scotia[3]	97.10%	$582,600.00
The Securities have complex features and investment in the Securities involves certain risks.  You should refer to "Additional Risks" beginning on page P-14 in this pricing supplement and "Additional Risk Factors Specific to the Notes" beginning on page PS-5 of the accompanying product prospectus supplement and "Risk Factors" beginning on page S-2 of the accompanying prospectus supplement and on page 6 of the accompanying prospectus.
We will deliver the Securities in book-entry form through the facilities of The Depository Trust Company ("DTC") on January 2, 2019 against payment in immediately available funds.
Scotia Capital (USA) Inc.	Wells Fargo Securities, LLC.

1 The estimated value of the Securities as determined by the Bank as of the pricing date is $927.00 (92.70%) per $1,000 Principal Amount of the Securities. See "The Bank's Estimated Value of the Securities" in this pricing supplement for additional information.
2 Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate Principal Amount of the Securities and as part of the distribution, has agreed to sell the Securities to WFS at a discount of $29.00 (2.90%) per $1,000 Principal Amount of the Securities. WFS will provide selected dealers, which may include Wells Fargo Advisors ("WFA", the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 (1.75%) per $1,000 Principal Amount of the Securities, and WFA will receive a distribution expense fee of $0.75 (0.075%) per $1,000 Principal Amount of the Securities for Securities sold by WFA. See "Supplemental Plan of Distribution (Conflicts of Interest)" in this pricing supplement.
3 Excludes profits from hedging. For additional considerations relating to hedging activities see "Additional Risks—The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices" in this pricing supplement.

Summary

The information in this "Summary" section is qualified by the more detailed information set forth in this pricing supplement, and the accompanying prospectus, prospectus supplement, and product prospectus supplement. See "Additional Terms of the Securities" in this pricing supplement.

Issuer:	The Bank of Nova Scotia (the "Bank")

Issue:	Senior Note Program, Series A

CUSIP/ISIN:	064159MT0 / US064159MT08

Type of Securities:	Market Linked Securities – Auto-Callable with Fixed Percentage Buffered Downside, Principal at Risk Securities

Reference Asset or Index:	The EURO STOXX 50® Index (Bloomberg Ticker: SX5E)

Sponsor:	STOXX Limited

Minimum Investment and Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Principal Amount:	$1,000 per Security

Original Offering Price:	100.00% of the Principal Amount of each Security

Currency:	U.S. Dollars.

Pricing Date:	December 27, 2018

Trade Date:	December 27, 2018

Original Issue Date:
January 2, 2019

Delivery of the Securities will be made against payment therefor on the 3rd Business Day following the Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 2 Business Days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the Trade Date will be required, by virtue of the fact that each Security initially will settle in 3 Business Days (T+3), to specify alternative settlement arrangements to prevent a failed settlement.

Maturity Date:
December 31, 2021. If the scheduled Final Calculation Day is not a Trading Day or if a market disruption event occurs or is continuing on the day that would otherwise be the Final Calculation Day so that the Final Calculation Day as postponed falls less than two Business Days prior to the scheduled Maturity Date, the Maturity Date will be postponed to the second Business Day following the Final Calculation Day as postponed.

Final Calculation Day:
December 23, 2021 or, if such day is not a Trading Day, the next succeeding Trading Day. The Final Calculation Day is also subject to postponement due to the occurrence of a market disruption event. See “—Postponement of a Calculation Day” below.

Trading Day:
A “Trading Day” with respect to the Reference Asset means a day, as determined by the Calculation Agent, on which (i) the Sponsor is scheduled to publish the level of the Reference Asset and (ii) each related exchange is scheduled to be open for trading for its regular trading session.

Principal at Risk:
You may lose a substantial portion of your initial investment at maturity if the Securities are not automatically called and there is a percentage decrease from the Starting Level to the Ending Level of more than 10.00%.

Automatic Call Feature:
If the Closing Level of the Index on any Call Date (including the Final Calculation Day) is greater than or equal to the Starting Level, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the Principal Amount per Security plus the Call Premium applicable to the relevant Call Date. The last Call Date is the Final Calculation Day, and payment upon an automatic call on the Final Calculation Day, if applicable, will be made on the Maturity Date.

Any positive return on the Securities will be limited to the applicable Call Premium, even if the Closing Level of the Index on the applicable Call Date significantly exceeds the Starting Level. You will not participate in any appreciation of the Index beyond the applicable fixed Call Premium.

If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date.  You will not receive any notice from us if the Securities are automatically called.

Call Dates and Call Premiums:	Call Date	Call Premium	Payment per Security upon an Automatic Call
	January 2, 2020	10.00% of the Principal Amount	$1,100.00
	January 4, 2021	20.00% of the Principal Amount	$1,200.00
December 23, 2021*	30.00% of the Principal Amount	$1,300.00

* December 23, 2021 is also the Final Calculation Day.

The call dates are subject to postponement for non-Trading Days and the occurrence of a market disruption event. See “—Postponement of a Calculation Day” below.

Call Settlement Date:
Five business days after the applicable Call Date (as each such Call Date may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable); provided that the Call Settlement Date for the last Call Date is the Maturity Date.

Fees and Expenses:
Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate Principal Amount of the Securities and as part of the distribution, has agreed to sell the Securities to WFS at a discount of $29.00 (2.90%) per $1,000 Principal Amount of the Securities. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”), with a selling concession of $17.50 (1.75%) per $1,000 Principal Amount of the Securities, and WFA will receive a distribution expense fee of $0.75 (0.075%) per $1,000 Principal Amount of the Securities for Securities sold by WFA.

The price at which you purchase the Securities includes costs that the Bank, the Underwriters or their respective affiliates expect to incur and profits that the Bank, the Underwriters or their respective affiliates expect to realize in connection with hedging activities related to the Securities, as set forth above.  These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the Securities. As a result, you may experience an immediate and substantial decline in the market value of your Securities on the Pricing Date.  See "Additional Risks—The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices" in this pricing supplement.

Redemption Amount at Maturity:
If the Securities are not automatically called on any Call Date (including the Final Calculation Day), the Redemption Amount at Maturity will be based on the performance of the Reference Asset and will be calculated as follows:
• If the Ending Level is less than the Starting Level and greater than or equal to the Threshold Level, the Redemption Amount at Maturity will equal: $1,000; or
• If the Ending Level is less than the Threshold Level, the Redemption Amount at Maturity will equal:
Principal Amount + [Principal Amount × (Percentage Change + Threshold Percentage)]

In this case you will have 1-to-1 downside exposure to the portion of such decrease in the Reference Asset that exceeds 10.00%.  Accordingly, you could lose up to 90.00% of your initial investment.

Starting Level:	2,937.36
Ending Level:	The Closing Level of the Reference Asset on the Final Calculation Day.
Closing Level:
For any date of determination, the closing level of the Reference Asset published on the Bloomberg Professional® service (“Bloomberg”) page “SX5E<Index>” or any successor page on Bloomberg or any successor service, as applicable. In certain special circumstances, the Closing Level will be determined by the Calculation Agent. See “—Market Disruption Events”, “—Postponement of a Calculation Day” and “General Terms of the Notes—Unavailability of the Level of the Reference Asset on a Valuation Date” herein.

Percentage Change:
The Percentage Change, expressed as a percentage, with respect to the Redemption Amount at Maturity, is calculated as follows:

Ending Level – Starting Level

  Starting Level

For the avoidance of doubt, because the Percentage Change will be calculated only if the Closing Level of the Reference Asset is less than the Starting Level on each Call Date, including the Final Calculation Day, the Percentage Change will be a negative value.

Threshold Level:	2,643.624 (equal to the Starting Level multiplied by the difference of 100.00% minus the Threshold Percentage).
Threshold Percentage:	10.00%

Market Disruption Event:
For purposes of the Securities, the definition of “market disruption event” set forth in the product prospectus supplement is superseded. For purposes of the Securities, a “market disruption event” means any of the following events as determined by the Calculation Agent in its sole discretion:

(A)   The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant exchange(s) or otherwise relating to securities which (together with any securities affected by an event described in (C) or (E) below) then comprise 20 percent or more of the level of the Reference Asset at any time for each affected security during the one-hour period that ends at the Scheduled Closing Time for the relevant exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by those relevant exchanges or otherwise.
(B)   The occurrence or existence of a material suspension of or limitation imposed on trading by any related exchange or otherwise in futures or options contracts relating to the Reference Asset on any related exchange at any time during the one-hour period that ends at the Scheduled Closing Time for the related exchange on that day, whether by reason of movements in price exceeding limits permitted by the related exchange or otherwise.
(C)   The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values on the relevant exchange(s) for, securities that (together with any securities affected by an event described in (A) above or (E) below) then comprise 20 percent or more of the level of the Reference Asset at any time for each affected security during the one-hour period that ends at the Scheduled Closing Time for such relevant exchange for such security on that day.
(D)  The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Reference Asset on any related exchange at any time during the one-hour period that ends at the Scheduled Closing Time on such related exchange on that day.
(E)   The closure on any Exchange Business Day of the relevant exchange(s) on which securities that (together with any securities affected by an event described in (A) or (C) above) then comprise 20 percent or more of the level of the Reference Asset are traded or any related exchange prior to its Scheduled Closing Time unless the earlier closing time is announced by such relevant exchange or related exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant exchange or related exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant exchange or related exchange, as applicable, system for execution at the Scheduled Closing Time for such relevant exchange or related exchange, as applicable, on that day.
(F)   The Sponsor fails to publish the level of the Reference Asset or any successor index (other than as a result of the Sponsor having discontinued publication of such Reference Asset or successor index and no successor index being available).

(G)  Any related exchange fails to open for trading during its regular trading session.
For purposes of determining whether a market disruption event has occurred:
1) the relevant percentage contribution of a security to the level of the Reference Asset will be based on a comparison of (x) the portion of the level of the Reference Asset attributable to that security and (y) the overall level of the Reference Asset, in each case using the official opening weightings as published by the Sponsor as part of the market opening data;
2) the “Scheduled Closing Time” of (i) any relevant exchange on any Trading Day means the scheduled weekday closing time of such relevant exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours and (ii) of any related exchange on any Trading Day means the close of trading on such related exchange on such Trading Day; and
3) an “Exchange Business Day” means any Trading Day on which (i) the Sponsor publishes the level of the Reference Asset and (ii) each related exchange is open for trading during its regular trading session, notwithstanding any related exchange closing prior to its Scheduled Closing Time.

Relevant Exchange:	The “relevant exchange” for any security then underlying the Reference Asset means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent.
Related Exchange:
The “related exchange” means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Reference Asset.

Postponement of a Calculation Day:
The Call Dates (including the Final Calculation Day) are each referred to as a “calculation day” for purposes of postponement. If any calculation day is not a Trading Day, such calculation day will be postponed to the next succeeding Trading Day.

If a market disruption event occurs or is continuing on any calculation day, then such calculation day will be postponed to the first succeeding Trading Day on which a market disruption event has not occurred and is not continuing. If a market disruption event occurs or is continuing on each Trading Day to and including the eighth Trading Day following the originally scheduled calculation day, then that eighth Trading Day will be deemed to be the applicable calculation day. If a calculation day has been postponed eight Trading Days after the originally scheduled calculation day, then the Closing Level of the Reference Asset on such eighth Trading Day will be determined (or, if not determinable, estimated by the Calculation Agent in a manner which is considered commercially reasonable under the circumstances) by the Calculation Agent on that eighth Trading Day, regardless of the occurrence or continuance of the market disruption event on that day. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the Closing Level that would have prevailed on such date in the absence of the market disruption event.

Notwithstanding anything to the contrary in the accompanying product prospectus supplement, the Call Dates (including the Final Calculation Day) (each referred to in this section as a “calculation day”) will be postponed as set forth herein.

Form of Securities:	Book-entry
Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank

Underwriters:	Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.
Status:
The Securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Tax Redemption:
The Bank (or its successor) may redeem the Securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the Securities. See "Tax Redemption" below.

Listing:	The Securities will not be listed on any securities exchange or automated quotation system.
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Business Day:	New York and Toronto
Canadian Bail-in:	The Securities are not bail-inable debt securities under the CDIC Act.
Investing in the Securities involves significant risks. You may lose up to 90.00% of your principal amount. The downside market exposure to the reference asset is buffered only at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Additional Terms Of THE Securities

You should read this pricing supplement together with the accompanying prospectus dated December 26, 2018, as supplemented by the accompanying prospectus supplement dated December 26, 2018 and the product prospectus supplement (Equity Linked Index Notes, Series A) dated December 26, 2018, relating to our Senior Note Program, of which these Securities are a part. Certain terms used but not defined in this pricing supplement will have the meanings given to them in the accompanying product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Securities may vary from the terms described in the accompanying prospectus, prospectus supplement, and product prospectus supplement in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Additional Risk Factors Specific to the Notes" in the accompanying product prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website at http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000009631):

Prospectus dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000119312518357537/d677731d424b3.htm

Prospectus Supplement dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000091412118002473/bn50676984-424b3.htm

Product Prospectus Supplement (Equity Linked Index Notes, Series A), dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000119312517027656/d338678d424b3.htm

The Bank of Nova Scotia has filed a registration statement (including a prospectus, a prospectus supplement, and a product prospectus supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read those documents and the other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, The Bank of Nova Scotia, any agent or any dealer participating in this offering will arrange to send you the accompanying prospectus, the prospectus supplement and the product prospectus supplement if you so request by calling 1-416-866-3672.

Investor Suitability

The Securities may be suitable for you if:

•	You fully understand the risks inherent in an investment in the Securities, including the risk of losing most of your initial investment.

•	You can tolerate a loss of up to 90.00% of your initial investment.

•	You believe that the Closing Level of the Reference Asset will be greater than or equal to the Starting Level on one of the three Call Dates.

•	You seek the potential for a fixed return if the Reference Asset has appreciated at all as of any of the three Call Dates in lieu of full participation in any potential appreciation of the Reference Asset.

•
You understand that if the Closing Level of the Reference Asset is less than the Starting Level on each of the three Call Dates (including the Final Calculation Day), you will not receive any positive return on your investment in the Securities, and that if the Closing Level of the Reference Asset on the Final Calculation Day (i.e., the Ending Level) is less than the Starting Level by more than 10.00%, you will receive less, and possibly 90.00% less, than the Principal Amount at maturity.

•	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Reference Asset.

•	You do not seek current income from your investment and are willing to forgo dividends paid on the stocks included in the Reference Asset (the “Reference Asset Constituent Stocks”).

•
You understand that the term of the Securities may be as short as approximately 12 months and that you will not receive a higher Call Premium payable with respect to a later Call Date if the Securities are called on an earlier Call Date.

•	You are willing to hold the Securities to maturity, a term of approximately 36 months, and accept that there may be little or no secondary market for the Securities.

•	You are willing to accept the risk of exposure to the Eurozone equity market.

•
You are willing to assume the credit risk of the Bank for all payments under the Securities, and understand that if the Bank defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

•	You do not fully understand the risks inherent in an investment in the Securities, including the risk of losing most of your initial investment.

•	You seek a security with a fixed term.

•	You require an investment designed to guarantee a full return of principal at maturity.

•	You cannot tolerate a loss of up to 90.00% of your initial investment.

•
You are unwilling to accept the risk that, if the Closing Level of the Reference Asset is less than the Starting Level on each of the three Call Dates (including the Final Calculation Day), you will not receive any positive return on your investment in the Securities.

•
You are unwilling to purchase Securities with an estimated value as of the Pricing Date that is lower than the Principal Amount and that may be as low as the lower estimated value set forth on the cover page.

•	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Reference Asset.

•	You seek current income from your investment or prefer to receive dividends paid on the Reference Asset Constituent Stocks.

•	You are unwilling to hold the Securities to maturity, a term of approximately 36 months, or you seek an investment for which there will be a secondary market.

•	You are not willing to assume the credit risk of the Bank for all payments under the Securities.

•	You seek exposure to the upside performance of the Reference Asset beyond the applicable Call Premiums.

•	You are not willing to accept the risk of exposure to the Eurozone equity market.

•	You prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Additional Risks” of this pricing supplement and the “Additional Risk Factors Specific to the Notes” of the accompanying product prospectus supplement for risks related to an investment in the Securities.

Hypothetical PayOUT ProFILE

The following graph illustrates the potential payment on the Securities for a range of hypothetical percentage changes in the Closing Level of the Reference Asset from the Pricing Date to the applicable Call Date (including the Final Calculation Day). The profile is based on the Call Premium of 10.00% for the first Call Date, 20.00% for the second Call Date and 30.00% for the final Call Date and a Threshold Level equal to 90.00% of the Starting Level. This profile has been prepared for purposes of illustration only. Your actual return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Date on which the Securities are called; (iii) if the Securities are not automatically called, the actual Ending Level of the Reference Asset; and (iv) whether you hold your Securities to maturity or earlier automatic call.

Hypothetical Redemption Amount at Maturity
Reference Asset
First Call Date (Call Premium: 10.00%)
Second Call Date (Call Premium: 20.00%)
Third Call Date (Call Premium: 30.00%)
Third Call Date (Call Premium: 30.00%)
Second Call Date (Call Premium: 20.00%)
First Call Date (Call Premium: 10.00%)
10% Buffer
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return
-100%
-75%
-50%
-25%
-10%
0%
25%
50%
Hypothetical Percentage Change in the Reference Asset Closing Level from Pricing Date to the Applicable Call Date

Hypothetical RETURNS

Hypothetical Returns if the Securities are Called
If the Securities are automatically called:
Assuming that the Securities are automatically called, the following table illustrates, for each hypothetical Call Date on which the Securities are automatically called:
•	the hypothetical payment per Security on the related Call Settlement Date.
•	the hypothetical pre-tax total rate of return; and
•	the hypothetical pre-tax annualized rate of return.

Hypothetical Call Date on which Securities are automatically called	Payment per Security on related Call Settlement Date	Pre-tax total rate of return	Pre-tax annualized rate of return(1)
1st Call Date	$1,100.00	10.00%	9.57%
2nd Call Date	$1,200.00	20.00%	9.20%
3rd Call Date	$1,300.00	30.00%	8.95%
(1)	The annualized rates of return are calculated with compounding on a semi-annual basis.

If the Securities are not automatically called:
Assuming that the Securities are not automatically called, the following table illustrates, for a range of hypothetical Ending Levels of the Index:
•	the hypothetical percentage change from the Starting Level to the hypothetical Ending Level, based on the Starting Level of 2,937.36;
•	the hypothetical Redemption Amount at Maturity per Security;
•	the hypothetical pre-tax total rate of return; and
•	the hypothetical pre-tax annualized rate of return.

Hypothetical Ending Level	Hypothetical percentage change from the Starting Level to the hypothetical Ending Level	Hypothetical Redemption Amount at Maturity per Security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
2,790.49	-5.00%	$1,000.00	0.00%	0.00%
2,643.62	-10.00%	$1,000.00	0.00%	0.00%
2,614.25	-11.00%	$990.00	-1.00%	-0.34%
2,349.89	-20.00%	$900.00	-10.00%	-3.48%
2,203.02	-25.00%	$850.00	-15.00%	-5.35%
1,468.68	-50.00%	$600.00	-40.00%	-16.34%
734.34	-75.00%	$350.00	-65.00%	-32.13%
0.00	-100.00%	$100.00	-90.00%	-63.79%
(1)	The annualized rates of return are calculated with compounding on a semi-annual basis.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive upon an automatic call or at maturity and the resulting pre-tax rate of return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Date on which the Securities are called; (iii) if the Securities are not automatically called, the actual Ending Level of the Reference Asset; and (iv) whether you hold your Securities to maturity or earlier automatic call.

Hypothetical Payments AT MATURITY On the Securities

If the Closing Level of the Reference Asset is less than the Starting Level on each of the first two Call Dates, the Securities will not be automatically called prior to the Final Calculation Day, and you will receive a Redemption Amount at Maturity that will be greater than, equal to or less than the Principal Amount per Security, depending on the Ending Level (i.e., the Closing Level of the Reference Asset on the Final Calculation Day). The examples set out below are included for illustration purposes only and are used to illustrate the calculation of the Redemption Amount at Maturity (rounded to two decimal places). These examples are not estimates or forecasts of the Starting Level, the Ending Level or the Closing Level of the Reference Asset on any Call Date, on the Final Calculation Day or on any Trading Day prior to the Maturity Date. All examples assume that a holder purchased Securities with a Principal Amount of $1,000.00, a Threshold Percentage of 10.00% (the Threshold Level is 90.00% of the Starting Level), a Call Premium applicable to the Final Calculation Day of 30.00%, the Securities have not been automatically called on either of the first two Call Dates and that no market disruption event occurs on the Final Calculation Day. Amounts below may have been rounded for ease of analysis.
Example 1. Ending Level is greater than the Starting Level, the Securities are automatically called on the Final Calculation Day and the Redemption Amount at Maturity is equal to the Principal Amount plus the applicable Call Premium:
Starting Level: 2,937.36
Hypothetical Ending Level: 4,406.04
Since the hypothetical Ending Level is greater than the Starting Level, the Securities are automatically called on the Final Calculation Day and you will receive the Principal Amount of your Securities plus a Call Premium of 30.00% of the Principal Amount per Security. Even though the Index appreciated by 50.00% from its Starting Level to its Ending Level in this example, your return is limited to the Call Premium of 30.00% that is applicable to the Final Calculation Day.
On the Maturity Date, you would receive $1,300.00 per Security.
Example 2. Ending Level is less than the Starting Level but greater than the Threshold Level and the Redemption Amount at Maturity is equal to the Principal Amount:
Starting Level: 2,937.36
Hypothetical Ending Level: 2,900.00
Threshold Level: 2,643.624, which is 90.00% of the Starting Level
Since the hypothetical Ending Level is less than the Starting Level, but not by more than 10.00%, you would not lose any of the Principal Amount of your Securities.
On the Maturity Date, you would receive $1,000.00 per Security.
Example 3. Ending Level is less than the Threshold Level and the Redemption Amount at Maturity is less than the Principal Amount:
Starting Level: 2,937.36
Hypothetical Ending Level: 1,468.68
Threshold Level: 2,643.624, which is 90.00% of the Starting Level
Since the hypothetical Ending Level is less than the Starting Level by more than 10.00%, you would lose a portion of the Principal Amount of your Securities and receive a Redemption Amount at Maturity equal to:
$1,000 + [$1,000 × (-50.00% + 10.00%)] = $600.00
On the Maturity Date, you would receive $600.00 per Security, resulting in a loss of 40.00%.

To the extent that the Ending Level differs from the values assumed above, the results indicated above would be different.

Accordingly, if the Securities are not automatically called on any Call Date and the Percentage Change is negative by more than -10.00%, meaning the percentage decline from the Starting Level to the Ending Level is greater than 10.00%, the Bank will pay you less than the full Principal Amount, resulting in a loss on your investment that is equal to the Percentage Change in excess of the Threshold Percentage. You may lose up to 90.00% of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Bank.  If the Bank were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Additional risks

An investment in the Securities involves significant risks.  In addition to the following risks included in this pricing supplement, we urge you to read "Additional Risk Factors Specific to the Notes" in the accompanying product prospectus supplement and "Risk Factors" in the accompanying prospectus supplement and the accompanying prospectus.

You should understand the risks of investing in the Securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus, prospectus supplement and product prospectus supplement.

The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the Securities at any time in secondary market transactions will likely be significantly lower than the Original Offering Price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities that are included in the Original Offering Price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your Securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.
WFS has advised us that if it or any of its affiliates makes a secondary market in the Securities at any time up to the Original Issue Date or during the 3-month period following the Original Issue Date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the Original Offering Price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the Securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.

Risk of Loss at Maturity

Any payment on the Securities at maturity depends on the Percentage Change of the Reference Asset.  If the Securities are not automatically called, the Bank will only repay you the full Principal Amount of your Securities if the Percentage Change does not reflect a decrease in the Reference Asset of more than 10.00%.  If the Percentage Change is negative by more than 10.00%, meaning the Ending Level is less than the Threshold Level, you will lose a significant portion of your initial investment in an amount equal to the Percentage Change in excess of the Threshold Percentage. Accordingly, if the Securities are not automatically called, you may lose up to 90.00% of your investment in the Securities if the percentage decline from the Starting Level to the Ending Level is greater than 10.00%.

The Downside Market Exposure to the Reference Asset is Buffered Only at Maturity

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Reference Asset at such time is greater than or equal to the Threshold Level.

The Potential Return On The Securities Is Limited To The Call Premium

The potential return on the Securities is limited to the applicable Call Premium, regardless of the performance of the Reference Asset.  The Reference Asset may appreciate by significantly more than the percentage represented by the applicable Call Premium from the Pricing Date through the applicable Call Date, in which case an investment in the Securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Reference Asset.  In addition, you will not receive the value of dividends or other distributions paid with respect to the Reference Asset.  Furthermore, if the Securities are called on an earlier Call Date, you will receive a lower Call Premium than if the Securities were called on a later Call Date, and accordingly, if the Securities are called on one of the two earlier Call Dates, you will not receive the highest potential Call Premium.

You Will Be Subject To Reinvestment Risk

If your Securities are automatically called prior to the Calculation Date, the term of the Securities may be reduced to as short as approximately 12 months.  There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to maturity.

The Bank's Estimated Value of the Securities Is Lower than the Original Offering Price of the Securities

The Bank's estimated value is only an estimate using several factors.  The Original Offering Price of the Securities exceeds the Bank's estimated value because costs associated with selling and structuring the Securities, as well as hedging the Securities, are included in the Original Offering Price of the Securities.  These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the Securities.  See "The Bank's Estimated Value of the Securities" in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values of the Securities and may Differ from Others' Estimates

The Bank's estimated value of the Securities was determined by reference to the Bank's internal pricing models when the terms of the Securities were set.  This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your Securities.  Different pricing models and assumptions could provide valuations for Securities that are greater than or less than the Bank's estimated value.  In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.  On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy Securities from you in secondary market transactions.  See "The Bank's Estimated Value of the Securities" in this pricing supplement.

The Bank's Estimated Value is not Determined by Reference to Credit Spreads for our Conventional Fixed-Rate Debt

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt.  If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Securities to be more favorable to you.  Consequently, our use of an internal funding rate has an adverse effect on the terms of the Securities and any secondary market prices of the Securities.  See "The Bank's Estimated Value of the Securities" in this pricing supplement.

The Securities Differ from Conventional Debt Instruments

The Securities are not conventional notes or debt instruments. The Securities do not provide you with interest payments prior to maturity as a conventional fixed-rate or floating-rate debt security with the same maturity would. The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments.  If the Securities are not automatically called, your return on the securities will be zero or negative, and therefore will be less than the return you would earn if you bought a conventional senior interest bearing debt security of the Bank.

No Interest.

The Securities do not bear interest and, accordingly, you will not receive any interest payments on the Securities.

Your Investment is Subject to the Credit Risk of The Bank of Nova Scotia

The Securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, prospectus supplement and product prospectus supplement, the Securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law.  Any payment to be made on the Securities, including the Redemption Amount at Maturity, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the Securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the Securities. If you sell the Securities prior to maturity, you may receive substantially less than the Principal Amount of your Securities.

The Securities are Subject to Market Risk

The return on the Securities is directly linked to the performance of the Reference Asset and indirectly linked to the value of the Reference Asset Constituent Stocks. The return on the Securities will depend on whether the Closing Level of the Reference Asset on any Call Date is greater than or equal to the Starting Level which will result in an automatic call of the Securities and a return equal to the applicable Call Premium, and if not automatically called, the extent to which the Percentage Change is negative. The level of the Reference Asset can rise or fall sharply due to factors specific to the Reference Asset Constituent Stocks, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions.

An Investment in the Securities Is Subject to Risks Associated with Non-U.S. Securities
The Reference Asset Constituent Stocks are listed on non-U.S. stock exchanges. Non-U.S. stock exchanges may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing level of the Reference Asset which could, in turn, adversely affect the value of the Securities and any amounts payable.
Investments in securities linked to the value of non-U.S. equity securities involve particular risks. The non-U.S. securities markets whose stocks comprise the Reference Asset may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect non-U.S. markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the non-U.S. securities markets, as well as cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
An Investment in the Securities Is Subject to Risks Associated with the Eurozone and Exchange Rate Risk
The Reference Asset is subject to risks associated with the Eurozone. The Eurozone has undergone and may again undergo severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Increased financial stress, or political, legal or regulatory changes in the Eurozone may cause the USD/EUR exchange rate (and the exchange rate between the Euro and other currencies) to become significantly more volatile than it has been in the past. There is also a possibility that one or more Eurozone countries may cease to use the euro, which could also adversely affect the exchange rate between the euro and other currencies and potentially the convertibility of the euro in such countries. There is also the possibility that the euro may cease to exist or the USD/EUR exchange rate may otherwise become unavailable. If these events were to happen, the closing level of the Reference Asset, and the value of the Securities, could be adversely affected.

The U.K.’s referendum to leave the European Union may adversely affect the performance of the Reference Asset

The issuers of the Reference Asset Constituent Stocks (the “Reference Asset Constituent Stock Issuers”) are Eurozone member companies. The U.K.'s referendum on June 23, 2016 to leave the European Union, which we refer to as "Brexit," has and may continue to cause disruptions to capital and currency markets worldwide and to the market tracked by the Reference Asset in particular. The full impact of the Brexit decision, however, remains uncertain. A process of negotiation, which is likely to take a number of years, will determine the future terms of the U.K.'s relationship with the European Union. The performance of the Reference Asset may be negatively affected by interest rate, exchange rate and other market and economic volatility, as well as regulatory and political uncertainty.

If the Levels of the Reference Asset or the Reference Asset Constituent Stocks Change, the Market Value of Your Securities May Not Change in the Same Manner

Your Securities may trade quite differently from the performance of the Reference Asset or the Reference Asset Constituent Stocks.  Changes in the levels of the Reference Asset or the Reference Asset Constituent Stocks may not result in a comparable change in the market value of your Securities.  We discuss some of the reasons for this disparity under "—The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased" below.

Holding the Securities is Not the Same as Holding the Reference Asset Constituent Stocks

Holding the Securities is not the same as holding the Reference Asset Constituent Stocks. As a holder of the Securities, you will not be entitled to the voting rights or rights to receive dividends or other distributions or other rights that holders of the Reference Asset Constituent Stocks would enjoy.

No Assurance that the Investment View Implicit in the Securities Will Be Successful

It is impossible to predict with certainty whether and the extent to which the level of the Reference Asset will rise or fall. There can be no assurance that the level of the Reference Asset will rise above the Starting Level as of any Call Date or that the percentage decline from the Starting Level to the Ending Level will not be greater than the Threshold Percentage. The Closing Levels of the Reference Asset and the Ending Level may be influenced by complex and interrelated political, economic, financial and other factors that affect the Reference Asset Constituent Stocks. You should be willing to accept the risks of the price performance of equity securities in general and the Reference Asset Constituent Stocks in particular, and the risk of losing some or most of your initial investment.

Furthermore, we cannot give you any assurance that the future performance of the Reference Asset or the Reference Asset Constituent Stocks will result in your receiving an amount greater than or equal to the Principal Amount of your Securities.  Certain periods of historical performance of the Reference Asset or the Reference Asset Constituent Stocks would have resulted in you receiving less than the Principal Amount of your Securities if you had owned Securities with terms similar to these Securities in the past.   See "Information Regarding The Reference Asset" in this pricing supplement for further information regarding the historical performance of the Reference Asset.

The Reference Asset Reflects Price Return Only and Not Total Return

The return on your Securities is based on the performance of the Reference Asset, which reflects the changes in the market prices of the Reference Asset Constituent Stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the Reference Asset Constituent Stocks. The return on your Securities will not include such a total return feature or dividend component.

Past Performance is Not Indicative of Future Performance

The actual performance of the Reference Asset over the life of the Securities, as well as the amount payable at maturity, may bear little relation to the historical performance of the Reference Asset or to the hypothetical return examples set forth elsewhere in this pricing supplement.  We cannot predict the future performance of the Reference Asset.

We May Sell an Additional Aggregate Principal Amount of the Securities at a Different Issue Price

We may decide to sell an additional aggregate Principal Amount of the Securities subsequent to the date of this pricing supplement. The issue price of the Securities in the subsequent sale may differ substantially (higher or lower) from the Original Offering Price as provided on the cover of this pricing supplement.

Changes Affecting the Reference Asset Could Have an Adverse Effect on the Value of the Securities

The policies of the Sponsor concerning additions, deletions and substitutions of the Reference Asset Constituent Stocks and the manner in which the Sponsor takes account of certain changes affecting those Reference Asset Constituent Stocks may adversely affect the level of the Reference Asset. The policies of the Sponsor with respect to the calculation of the Reference Asset could also adversely affect the level of the Reference Asset. The Sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could have a material adverse effect on the value of, and any amounts payable on, the Securities.

The Bank Cannot Control Actions by the Sponsor and the Sponsor Has No Obligation to Consider Your Interests

The Bank and its affiliates are not affiliated with the Sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Reference Asset. The Sponsor is not involved in the Securities offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might negatively affect the market value of your Securities.

The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased

The price at which the Securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of the Reference Asset over the full term of the Security, (ii) volatility of the level of the Reference Asset and the market's perception of future volatility of the level of the Reference Asset, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the securities included in the Reference Asset, (vi) time remaining to maturity; (vii) volatility of currency exchange rates; and (viii) correlation between currency exchange rates and the Index. In particular, because the provisions of the Security relating to the Redemption Amount at Maturity and the Call Premium behave like options, the value of the Security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated level of the Reference Asset and other relevant factors, the market value of the Securities may decrease and you may receive substantially less than 100.00% of the Original Offering Price if you sell your Securities prior to maturity.  We anticipate that the value of the Securities will always be at a discount to the Principal Amount plus the relevant Call Premium.

The Securities Lack Liquidity

The Securities will not be listed on any securities exchange or automated quotation system.  Therefore, there may be little or no secondary market for the Securities.  Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the Securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the Securities from you.  If at any time Scotia Capital (USA) Inc. was not to make a market in the Securities, it is likely that there would be no secondary market for the Securities.  Accordingly, you should be willing to hold your Securities to maturity.

Hedging Activities by the Bank and/or the Underwriters May Negatively Impact Investors in the Securities and Cause Our Respective Interests and Those of Our Clients and Counterparties to Be Contrary to Those of Investors in the Securities
The Bank or one or more of our respective affiliates and/or the Underwriters has hedged or expects to hedge the obligations under the Securities by purchasing futures and/or other instruments linked to the Reference Asset. The Bank or one or more of our respective affiliates and/or the Underwriters also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the Reference Asset or one or more of the Reference Asset Constituent Stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before a Call Date (including the Final Calculation Day).

The Bank or one or more of our respective affiliates and/or the Underwriters may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked securities whose returns are linked to changes in the level or price of the Reference Asset or the Reference Asset Constituent Stocks. Any of these hedging activities may adversely affect the level of the Reference Asset—directly or indirectly by affecting the price of the Reference Asset Constituent Stocks—and therefore the market value of the Securities and the amount you will receive, if any, on the Securities. In addition, you should expect that these transactions will cause the Bank, our respective affiliates and/or the Underwriters, or our respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Securities. The Bank, our respective affiliates and/or the Underwriters will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Securities, and may receive substantial returns with respect to these hedging activities while the value of the Securities may decline.
Market Activities by the Bank or the Underwriters for Their Own Respective Accounts or for Their Respective Clients Could Negatively Impact Investors in the Securities

The Bank, the Underwriters and their respective affiliates provide a wide range of financial services to a substantial and diversified client base.  As such, each of the Bank, the Underwriters and their respective affiliates may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender.  In those and other capacities, we and/or our affiliates and the Underwriters and/or their respective affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Securities or other securities that we have issued), the Reference Asset Constituent Stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our own accounts or for the accounts of our customers, and we and the Underwriters will have other direct or indirect interests in those securities and in other markets that may not be consistent with your interests and may adversely affect the level of the Reference Asset and/or the value of the Securities.  Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the level of the Reference Asset and the market for your Securities, and you should expect that our interests and those of our affiliates and those of the Underwriters and/or of their respective affiliates, or our or their clients or counterparties, will at times be adverse to those of investors in the Securities.

The Bank, the Underwriters and their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Securities or other securities that we may issue, the Reference Asset Constituent Stocks or other securities or instruments similar to or linked to the foregoing.  Investors in the Securities should expect that the Bank, the Underwriters and their respective affiliates will offer securities, financial instruments, and other products that may compete with the Securities for liquidity or otherwise.

In addition, our and their affiliates or any dealer participating in the offering of the Securities or its affiliates may, at present or in the future, publish research reports on the Reference Asset or the Reference Asset Constituent Stocks.  This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research reports on the Reference Asset or the Reference Asset Constituent Stocks could adversely affect the level of the Reference Asset and, therefore, adversely affect the value of and your return on the Securities.  You are encouraged to derive information concerning the Reference Asset from multiple sources and should not rely on the views expressed by us, the Underwriters or our or their affiliates or any participating dealer or its affiliates.

The Bank, the Underwriters and Their Respective Affiliates Regularly Provide Services to, or Otherwise Have Business Relationships with, a Broad Client Base, Which Has Included and May Include the Reference Asset Constituent Stock Issuers

The Bank, the Underwriters and their respective affiliates regularly provide financial advisory, investment advisory and transactional services to a substantial and diversified client base. You should assume that the Bank or the Underwriters will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the Reference Asset Constituent Stock Issuers or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that the Bank, the Underwriters and their respective affiliates, in providing these services, engaging in such transactions, or acting for their own accounts, may take actions that have direct or indirect effects on the Securities or other securities that the Bank may issue, the Reference Asset Constituent Stocks or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Securities. In addition, in connection with these activities, certain personnel within the Bank or the Underwriters and their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Securities.

Other Investors in the Securities May Not Have the Same Interests as You

The interests of other investors may, in some circumstances, be adverse to your interests.  Other investors may make requests or recommendations to us regarding the establishment of transactions on terms that are adverse to your interests, and investors in the Securities are not required to take into account the interests of any other investor in exercising remedies, voting or other rights in their capacity as noteholders. Further, other investors may enter into market transactions with respect to the Securities, assets that are the same or similar to the Securities, assets referenced by the Securities (such as stocks or stock indices) or other similar assets or securities which may adversely impact the market for or value of your Securities.  For example, an investor could take a short position (directly or indirectly through derivative transactions) in respect of securities similar to your Securities or in respect of the Reference Asset.

The Calculation Agent Can Postpone any Call Date (including the Final Calculation Day) for the Securities if a Market Disruption Event with Respect to the Reference Asset Occurs

If the Calculation Agent determines, in its sole discretion, that, on a day that would otherwise be a Call Date, a market disruption event with respect to the Reference Asset has occurred or is continuing for the Reference Asset, such Call Date will be postponed until the first following Trading Day on which no market disruption event occurs or is continuing, although such Call Date will not be postponed by more than eight scheduled Trading Days. Moreover, if such Call Date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the Call Date or the Final Calculation Day, as applicable, and the Calculation Agent will determine the applicable Closing Level or Ending Level that must be used to determine whether the Securities are subject to an automatic call or the Redemption Amount at Maturity, as applicable. See “Summary—Market Disruption Events” and “—Postponement of a Calculation Day” in this pricing supplement as well as “General Terms of the Notes—Unavailability of the Level of the Reference Asset on a Valuation Date” in the accompanying product prospectus supplement and “Summary—Market Disruption Event” herein.

There Is No Affiliation Between Any Reference Asset Constituent Stock Issuers or the Sponsor and Us and We Are Not Responsible for Any Disclosure by Any of the Other Reference Asset Constituent Stock Issuers or the Sponsor

The Bank, the Underwriters and their respective affiliates may currently, or from time to time in the future, engage in business with the Reference Asset Constituent Stock Issuers. The Bank, the Underwriters and their respective affiliates are not affiliated with any of the companies included in the Reference Asset. None of us, the Underwriters or our or their affiliates assumes any responsibility for the accuracy or the completeness of any information about the Reference Asset or any of the Reference Asset Constituent Stocks. Before investing in the Securities you should make your own investigation into the Reference Asset and the Reference Asset Constituent Stock Issuers.  See the section below entitled "Information Regarding the Reference Asset" in this pricing supplement for additional information about the Reference Asset.

A Participating Dealer or its Affiliates May Realize Hedging Profits Projected by its Proprietary Pricing Models in Addition to any Selling Concession, Creating a Further Incentive for the Participating Dealer to Sell the Securities to You

If any dealer participating in the distribution of the Securities (referred to as a "participating dealer") or any of its affiliates conducts hedging activities for us in connection with the Securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities.  If a participating dealer receives a concession for the sale of the Securities to you, this projected profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the Securities to you.

Uncertain Tax Treatment

Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See "Canadian Income Tax Consequences" and "U.S. Federal Income Tax Consequences" in this pricing supplement.

InFORMATION REGARDING THE REFERENCE ASSET

EURO STOXX 50® Index

The following is a summary description of the EURO STOXX 50® Index (referred to in this section as the “Index”) based on information obtained from the website of the Sponsor, STOXX Limited at www.stoxx.com. All information regarding the Index contained herein, including its make-up, method of calculation and changes in its components, has been derived from publicly available sources and its accuracy cannot be guaranteed. That information reflects the policies of, and is subject to change by, the Sponsor. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement, the accompanying prospectus, the prospectus supplement, or product prospectus supplement.
General Description
The EURO STOXX 50® Index is a capitalization-weighted index of 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. It captures approximately 60% of the free float market capitalization of the EURO STOXX® Total Market Index, which in turn covers approximately 95% of the free float market capitalization of the represented countries.
The Index is weighted by free float market capitalization, subject to a 10% cap. Share prices are taken from each of the Exchanges on which the component shares are traded and the Index is currently updated every fifteen seconds, from 9:00 a.m. to 6:00 p.m. (Central European time), in order to provide accurate information on a continuous real time basis. The level of the Index appears, inter alia, on Bloomberg Ticker SX5E. Additional information on the Index is available on the following website: www.stoxx.com/index.html.
Composition
The following table sets forth the top ten industry sectors that comprise the Index by weight as of October 31, 2018. The historical composition of the Index does not necessarily reflect the composition of the Index in the future.
Sector	Weight (%)
Banks	11.2%
Industrial Goods & Services	10.9%
Health Care	10.4%
Personal & Household Goods	10.2%
Technology	10.1%
Oil & Gas	7.9%
Insurance	6.8%
Chemicals	6.5%
Telecommunications	4.8%
Automobiles & Parts	4.4%

The following table sets forth the top ten Reference Asset Constituent Stocks that comprise the Index by weight as of October 31, 2018.
Company	Weight (%)
Total S.A.	6.14%
SAP SE	4.54%
Sanofi	3.97%
Siemens AG	3.84%
Allianz SE	3.52%
Unilever N.V.	3.19%
LVMH Moët Hennessy	3.19%
Banco Santander S.A.	3.00%
ASML Holding N.V.	2.89%
Bayer AG	2.81%

The following table sets forth the top eight counties that comprise the Index by weight as of October 31, 2018.
Company	Weight (%)
France	39.2%
Germany	30.8%
Netherlands	10.4%
Spain	10.2%
Italy	4.7%
Belgium	2.5%
Finland	1.2%
Ireland	1.0%

Component Selection
The composition of the Index is reviewed by the Sponsor annually in September. Within each of the 19 EURO STOXX Supersector indices, the respective Index Constituent Stocks are ranked by free—float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than,
60% of the free—float market capitalization of the corresponding EURO STOXX Total Market Index Supersector Index. If the next highest—ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All remaining stocks that are current Index components are then added to the selection list. The stocks on the selection list are then ranked by free—float market capitalization. The 40 largest stocks on the selection list are chosen as index components. The remaining 10 stocks are then selected from the largest current stocks ranked between 41 and 60. If the number of index components is still below 50, then the largest remaining stocks on the selection list are added until the Index contains 50 stocks. In exceptional cases, the STOXX Limited Management Board may make additions and deletions to the selection list.
Ongoing Maintenance of Index Constituent Stocks
The Index Constituent Stocks are monitored on an ongoing monthly basis for deletion and quarterly basis for addition. Changes to the composition of the Index due to corporate actions (including mergers and takeovers, spin—offs, sector changes and bankruptcy) are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.
The Index Constituent Stocks are subject to a “fast exit” rule. An Index Constituent Stock is deleted if it ranks 75 or below on the monthly selection list and it ranked 75 or below on the selection list of the previous month. The highest-ranked non-component stock will replace the exiting Index Constituent Stock. The Index is also subject to a “fast entry” rule. All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added if it qualifies for the latest blue-chip selection list generated at the end of February, May, August or November and if it ranks within the lower buffer (between 1 and 25) on the selection list. If added, the stock replaces the smallest Index Constituent Stock.
A deleted stock is replaced immediately to maintain the fixed number of stocks. The replacement is based on the latest monthly selection list. In the case of a merger or takeover where a Index Constituent Stock is involved, the original Index Constituent Stock is replaced by the new Index Constituent Stock. In the case of a spin-off, if the original stock was an Index Constituent Stock, then each spin-off stock qualifies for addition if it lies within the lower buffer (between 1 and 40) on the latest selection list. The largest qualifying spin-off stock replaces the original Index Constituent Stock, while the next qualifying spin-off stock replaces the lowest ranked Index Constituent Stock and likewise for other qualifying spin-off stocks.
The free float factors and outstanding number of shares for each Index Constituent Stock that the Sponsor uses to calculate the Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Certain extraordinary adjustments to the free float factors and/or the number of outstanding shares are implemented and made effective more quickly. The timing depends on the magnitude of the change. Each component’s weight is capped at 10% of the Index’s total free float market capitalization. The free float factor reduces the Index Constituent Stock’s number of shares to the actual amount available on the market. All holdings that are larger than five percent of the total outstanding number of shares and held on a long-term basis are excluded from the index calculation (including, but not limited to, stock owned by the company itself, stock owned by governments, stock owned by certain individuals or families, and restricted shares).

Index Calculation
The Sponsor calculates the Index using the “Laspeyres formula,” which measures the aggregate price changes in the Index Constituent Stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the Index. The formula for calculating the Index value can be expressed as follows:

Index	=	Free Float Market Capitalization of the Index
Divisor

The “free float market capitalization of the Index” is equal to the sum of the product of the price, the number of shares, the free float factor and the weighting cap factor for each Index Constituent Stock as of the time the Index is being calculated. The Index Constituent Stocks trade in Euros and thus, no currency conversion is required. Where any Index Constituent Stock price is unavailable on any trading day, the basket component sponsor will generally use the last reported price for such Index Constituent Stock.
In case the investability and tradability of the Index and index based products is affected by an upcoming market or company event that is considered significant or “extreme” by the STOXX Management Board, the following actions or a combination of the following actions are taken. For all such changes a minimum notification period of two full trading days will be observed. The action scope may include but is not limited to:

•	application of expert judgment for index component pricing data,

•	adjustment of operational procedures,

•	postponement of index adjustments,

•	adjustment of selection lists,

•	change of weights of index constituents by adjusting the number of shares, free-float factors or weighting cap-factors, or

•	adjustment of index compositions.
EURO STOXX 50 Divisor
The Index is calculated using a divisor that helps to maintain the continuity of the index’s value so that corporate actions do not artificially increase or decrease the level of the Index.
The divisor is calculated by starting with the previous divisor in effect for the Index (which we call the “original divisor value”) and multiplying it by a fraction, the numerator of which is the previous free float market capitalization of the Index, plus or minus the difference between the closing market capitalization of the Index and the adjusted closing market capitalization of the Index, and the denominator of which is the previous free float market capitalization of the Index. The adjusted free float market capitalization is calculated for stocks of companies that have experienced a corporate action of the type described below as of the time the new divisor value is being calculated using the free float market capitalization calculated with adjusted closing prices, the new number of shares, and the new free float factor minus the free float market capitalization calculated with that stock’s original closing price, number of shares, and free float factor, in each case as used in calculating the original divisor value. Errors in divisor calculation are corrected on an intraday basis if discovered on the same day the new divisor is effective. If the error is discovered later, the error is corrected on an intraday basis if feasible and only if the error is considered significant by the STOXX Limited Management Board.
Divisor Adjustments
The Sponsor adjusts the divisor for the Index to maintain the continuity of the Index values across changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all index components and equal an investment into the portfolio. The following is a summary of the adjustments to any Index Constituent Stock made for corporate actions and the effect of such adjustments on the divisor, where shareholders of the Index Constituent Stock will receive “B” new shares for every “A” share held (where applicable) and assuming that the version of the index to which your notes are linked is the price return version. All adjusted prices consider withholding taxes based on the new shares being distributed, using “B * (1 – withholding tax where applicable)”.

(1)  Special cash dividend:
Adjusted price = closing price – dividend announced by the company * (1- withholding tax if applicable)
Divisor: decreases
(2)  Split and reverse split:
Adjusted price = closing price * A / B
New number of shares = old number of shares * B / A
Divisor: no change
(3)  Rights offering:
Adjusted price = (closing price * A + subscription price * B) / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: increases
If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.
Extremely dilutive rights issues having a share ratio larger or equal to 2000% (B/A>20) are treated as follows:
The Sponsor will announce the deletion of the company from all indices following the standard rules for index replacements if sufficient notice of two trading days before the ex-date can be given.
The company may enter the indices again at the next periodic index review, but only after the new rights issue shares have been listed.
Extremely dilutive rights issues for which two trading days’ notice before the ex-date cannot be given, and all highly dilutive rights issues having a share ratio larger or equal to 200% (B/A>2) are treated as follows:

•	The rights issue shares are included into the indices with a theoretical price on the ex-date;
•	The rights issue shares must be listed on an eligible stock exchange and tradable starting on the ex-date, otherwise, only a price adjustment is made and the rights are not included;
•	The rights issue shares will have the same parameters as the parent company;
•	The rights issue shares will be removed at the close of the day they start to trade with traded price being available; and
•	The number of shares and weighting factors will be increased after the new rights issue shares have been listed.

(4) Stock dividend:
Adjusted price = closing price * A / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: no change

(5) Stock dividend from treasury stock if treated as extraordinary dividend:
Adjusted close = close – close * B / (A + B) Divisor: decreases

(6) Stock dividend of another company:
Adjusted price = (closing price * A – price of other company * B) / A
Divisor: decreases

(7) Return of capital and share consolidation:
Adjusted price = [closing price – capital return announced by company * (1– withholding tax)] * A / B New number of shares = old number of shares * B / A
Divisor: decreases

(8) Repurchase of shares / self-tender:
Adjusted price = [(price before tender * old number of shares) – (tender price * number of tendered shares)] / (old number of shares – number of tendered shares)
New number of shares = old number of shares – number of tendered shares
Divisor: decreases

(9) Spin-off:
Adjusted price = (closing price * A – price of spin–off shares * B) / A
Divisor: decreases

(10) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:
Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held; and
If A is not equal to one, all the following “new number of shares” formulae need to be divided by A.

If rights are applicable after stock distribution (one action applicable to another):
Adjusted price = [closing price * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]
New number of shares = old number of shares * [(A + B) * (1 + C / A)] / A
Divisor: increases

If stock distribution is applicable after rights (one action applicable to another):
Adjusted price = (closing price * A + subscription price * C) / [(A + C) * (1 + B / A)]
New number of shares = old number of shares * [(A + C) * (1 + B / A)]
Divisor: increases

Stock distribution and rights (neither action is applicable to the other):
Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B + C) / A
Divisor: increases

(11) Addition/deletion of a company

No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

(12) Free float and shares changes

No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

The Index is the intellectual property of the Sponsor, Zurich, Switzerland and/or its licensors (“Licensors“), which is used under license. The securities or other financial instruments based on the Index are in no way sponsored, endorsed, sold or promoted by the Sponsor and its Licensors and neither the Sponsor nor its Licensors shall have any liability with respect thereto.

License Agreement between the Sponsor and the Bank
The Bank has entered into a non-exclusive license agreement with the Sponsor, which grants the Bank a license in exchange for a fee to use the Index in connection with the issuance of certain securities, including the Securities.
The Sponsor, Deutsche Borse Group and their licensors, research partners or data providers have no relationship to the Bank, other than the licensing of the Index and the related trademarks for use in connection with the Securities.
The Sponsor, Deutsche Borse Group and their licensors, research partners or data providers do not:
•	sponsor, endorse, sell or promote the Securities;
•	recommend that any person invest in the Securities or any other securities;
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Securities;
•	have any responsibility or liability for the administration, management or marketing of the Securities; or
•	consider the needs of the Securities or the owners of the Securities in determining, composing or calculating the Index or have any obligation to do so.

The Sponsor, Deutsche Borse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Securities or their performance.
The Sponsor does not assume any contractual relationship with the purchasers of the Securities or any other third parties.
Specifically,
•	The Sponsor, Deutsche Borse Group and their licensors, research partners or data providers do not make any warranty, express or implied and disclaim any and all warranty about:
o	the results to be obtained by the Securities, the owner of the Securities or any other person in connection with the use of the Index and the data included in the Index;
o	the accuracy, timeliness, and completeness of the Index and its data;
o	the merchantability and the fitness for a particular purpose or use of the Index and its data; or
o	the performance of the Securities generally.
•
The Sponsor, Deutsche Borse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the Index or its data;

•
under no circumstances will Deutsche Borse Group and their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the Index or its data or generally in relation to the Securities, even in circumstances where the Sponsor Deutsche Borse Group and their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing agreement between the Bank and the Sponsor is solely for their benefit and not for the benefit of the owners of the Securities or any other third parties.

Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2013 through December 27, 2018. The dotted line represents the Threshold Level of 2,643.624, which is equal to 90.00% of 2,937.36, which was the closing level of the Reference Asset on December 27, 2018. Past performance of the Reference Asset is not indicative of the future performance of the Reference Asset.

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3000
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2013
2014
2015
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We obtained the information regarding the historical performance of the Reference Asset in the graph above from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Reference Asset should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Level of the Reference Asset on any Call Date or Ending Level. We cannot give you assurance that the performance of the Reference Asset will result in any positive return on your initial investment.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Pursuant to the terms of a distribution agreement, Scotia Capital (USA) Inc., an affiliate of The Bank of Nova Scotia, has agreed to purchase the Securities from The Bank of Nova Scotia for distribution to other registered broker-dealers or has offered the Securities directly to investors.

Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate Principal Amount of the Securities and as part of the distribution, has agreed to sell the Securities to WFS at a discount of $29.00 (2.90%) per $1,000 Principal Amount of the Securities. WFS will provide selected dealers, which may include WFA, with a selling concession of $17.50 (1.75%) per $1,000 Principal Amount of the Securities, and WFA will receive a distribution expense fee of $0.75 (0.075%) per $1,000 Principal Amount of the Securities for Securities sold by WFA.

In addition, Scotia Capital (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Securities. While the Underwriters may make markets in the Securities, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. See the sections titled "Supplemental Plan of Distribution" in the accompanying prospectus supplement and product prospectus supplement.
The price at which you purchase the Securities includes costs that the Bank, the Underwriters or their affiliates expect to incur and profits that the Bank, the Underwriters or their affiliates expect to realize in connection with hedging activities related to the Securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the Securities. As a result, you may experience an immediate and substantial decline in the market value of your Securities on the Original Issue Date.
Conflicts of Interest
Each of Scotia Capital (USA) Inc., and Scotia Capital Inc. is an affiliate of the Bank and, as such, has a ''conflict of interest'' in this offering within the meaning of FINRA Rule 5121. In addition, the Bank will receive the gross proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither Scotia Capital (USA) Inc. nor Scotia Capital Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
The Underwriters and their respective affiliates are full service financial institutions engaged in various activities,  which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Prohibition of Sales to EEA Retail Investors
The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

THE BANK'S ESTIMATED VALUE OF THE SECURITIES

The Bank's estimated value of the Securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see "Additional Risk Factors—The Bank's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt." The value of the derivative or derivatives underlying the economic terms of the Securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the Securities was determined when the terms of the Securities were set based on market conditions and other relevant factors and assumptions existing at that time. See "Additional Risk Factors—The Bank's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates."
The Bank's estimated value of the Securities is lower than the Original Offering Price of the Securities because costs associated with selling, structuring and hedging the Securities are included in the Original Offering Price of the Securities. These costs include the selling commissions paid to the Underwriters and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your Securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities. See "Additional Risk Factors—The Bank's Estimated Value of the Securities Is Lower Than the Original Offering Price of the Securities" in this pricing supplement.

ADDITIONAL INFORMATION ABOUT THE SECURITIES

Please read this information in conjunction with the summary terms on the front cover of this document.  Notwithstanding anything to the contrary in the accompanying product prospectus supplement for this Security, the amount you will receive at maturity will be the Redemption Amount at Maturity, defined and calculated as provided in this pricing supplement.

Additional Information About the Terminology Used in this Pricing Supplement

This pricing supplement uses certain terminology that differs from that used in the accompanying product prospectus supplement. For the avoidance of doubt, the provisions in this pricing supplement regarding any payment on the Securities (whether upon automatic call or at maturity) will control. Please read this pricing supplement and the accompanying prospectus, prospectus supplement, and product prospectus supplement with the following mapping in mind.

"Security"	The accompanying product prospectus supplement refers to a Security as a "note"
"Original Offering Price"	The accompanying product prospectus supplement refers to the Original Offering Price as the "original issue price"
"Final Calculation Day"	The accompanying product prospectus supplement refers to a Final Calculation Day as a "valuation date"
"Call Date"	The accompanying product prospectus supplement refers to a Call Date as a "valuation date"
"Starting Level"	The accompanying product prospectus supplement refers to the Starting Level as the "Initial Level"
"Ending Level"	The accompanying product prospectus supplement refers to the Ending Level as the "Final Level"
"Redemption Amount at Maturity"	The accompanying product prospectus supplement refers to the Redemption Amount at Maturity as the "payment at maturity"
"Threshold Level"	The accompanying product prospectus supplement refers to the Threshold Level as the "Buffer Level"
"Threshold Percentage"	The accompanying product prospectus supplement refers to the Threshold Percentage the a "Buffer Percentage"
“Sponsor”	The accompanying product prospectus supplement refers to the Sponsor as the “Index Sponsor”

Events OF DEFAULT AND ACCELERATION

If the Securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Securities, the Calculation Agent will determine the default amount as described below.

Default Amount
The default amount for your Securities on any day (except as provided in the last sentence under "Default Quotation Period" below) will be an amount, in the specified currency for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys' fees, incurred by the trustees of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, described below, the trustees and/or the Bank may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due (the "due date") and ending on the third Business Day after that day, unless:

•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of an objection is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose notes are, rated either:

•	A-1 or higher by Standard & Poor's Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody's Investors Service or any successor, or any other comparable rating then used by that rating agency.

If the Securities have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the Securities. For more information, see "Description of the Debt Securities We May Offer—Events of Default" beginning on page 27 of the accompanying prospectus.

TAX REDEMPTION

The Bank (or its successor) may redeem the Securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, upon the giving of a notice as described below, if:
•
as a result of any change (including any announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the Pricing Date (or, in the case of a successor to the Bank, after the date of succession), and which in the written opinion to the Bank (or its successor) of legal counsel of recognized standing has resulted or will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which a payment is due, additional amounts with respect to the Securities; or

•
on or after the Pricing Date (or, in the case of a successor to the Bank, after the date of succession), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to the Bank (or its successor) of legal counsel of recognized standing, will result (assuming, that such change, amendment or action is applied to the Securities by the taxing authority and that, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which a payment is due, additional amounts with respect to the Securities;

and, in any such case, the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor).
In the event the Bank elects to redeem the Securities, the Calculation Agent shall determine the redemption price in its discretion and deliver to the trustees a certificate, signed by an authorized officer, stating that the Bank is entitled to redeem such Securities pursuant to their terms in whole only.
The Bank will give notice of intention to redeem such Securities to holders of the Securities not more than 45 nor less than 30 days prior to the date fixed for redemption specifying, among other things, the date fixed for redemption, and on or promptly after the redemption date, it will give notice of the redemption price.
Other than as described above, the Securities are not redeemable prior to their maturity.

CANADIAN INCOME TAX CONSEQUENCES

An investor should read carefully the description of principal Canadian federal income tax considerations under “Canadian Taxation” in the accompanying prospectus relevant to a holder (as defined on page 19 of the accompanying prospectus) owning debt securities, and the description of principal Canadian federal income tax considerations under “Supplemental Discussion of Canadian Federal Income Tax Consequences” in the accompanying product prospectus supplement.”

U.S. FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Except as provided above under “Canadian Income Tax Consequences”, tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the Securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the Reference Asset. If your Securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such recognized gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if you have held your Securities for one year or less).The deductibility of capital losses is subject to limitations.
However, it is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your Securities is determined, even though you will not receive any amounts from the Bank in respect of your Securities prior to the maturity or automatic call of your Securities.  In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity or automatic call of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity or automatic call of your Securities at a time that is more than one year after the beginning of your holding period.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above.
Section 1297. We will not attempt to ascertain whether any Reference Asset Constituent Stock Issuers would be treated as a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a Security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax with respect to their investments in the Securities.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.
Non-U.S. Holders. This section applies only if you are a non-U.S. holder. For these purposes, you are a non-U.S. holder if you are the beneficial owner of the Securities and are, for U.S. federal income tax purposes:
•	a non-resident alien individual;
•	a non-U.S. corporation; or
•	an estate or trust that, in either case, is not subject to U.S. federal income tax on a net income basis on income or gain from the Securities.
If you are a non-U.S. holder, subject to Section 871(m) of the Code and FATCA, discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 871(m) of the Code, as discussed below, gain from the taxable disposition of the Securities generally will not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, (iii) you fail to provide the relevant correct, completed and executed IRS Form W-8 or (iv) you have certain other present or former connections with the U.S.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2021.

Based on our determination that the Securities are not “delta-one” with respect to the Reference Asset or any U.S. Reference Asset Constituent Stock, our counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Securities. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after issuance, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Reference Asset, any U.S. Reference Asset Constituent Stock or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of the Reference Asset, any U.S. Reference Asset Constituent Stock or the Securities. A non-U.S. holder that enters, or has entered, into other transactions in respect of the Reference Asset, Reference Asset Constituent Stocks or the Securities should consult its tax advisor regarding the application of Section 871(m) of the Code to its Securities in the context of its other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, non-U.S. holders are urged to consult their tax advisors regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, will not apply to gross proceeds on a sale or disposition and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a non-U.S. entity) under the FATCA rules.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.
Furthermore, in 2013 the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Securities.
Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the Bank and the Reference Asset Constituent Stock Issuers).

VALIDITY OF THE SECURITIES

In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the Securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the issuer, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated November 30, 2018 filed with the Securities and Exchange Commission as Exhibit 5.3 to the Registration Statement on Form F-3 on November 30, 2018.
In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the Securities has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the Securities have been duly executed, authenticated and issued in accordance with the Indenture, the Securities will be validly issued and, to the extent validity of the Securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated November 30, 2018, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on November 30, 2018.